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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES
                                       OF
                               REDWOOD TRUST, INC.


                                               State of Incorporation
Subsidiaries                                      or Organization

Sequoia Mortgage Funding Corporation                 Delaware
Sequoia Mortgage Funding Corporation 2002-A          Delaware
Sequoia Mortgage Funding Corporation 2002-B          Delaware
Sequoia Mortgage Trust 1                             Delaware
Sequoia Mortgage Trust 2                             Delaware
Sequoia Mortgage Trust 5                             Delaware
Sequoia Mortgage Trust 6                             Delaware
Sequoia Mortgage Trust 7                             Delaware
Acacia CDO 1, Ltd.                                   Cayman Islands
RWT Holdings, Inc.                                   Delaware
Sequoia Residential Funding, Inc.                    Delaware
Redwood Commercial Funding, Inc.                     Delaware
Redwood Financial Services, Inc.                     Delaware
Redwood Residential Funding, Inc.                    Delaware